EXHIBIT 99





                   NFO RESEARCH, INC. STOCK OPTION PLAN
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      1. Purpose. The NFO Research, Inc. Stock Option Plan (the "Plan") has been
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established by NFO Research, Inc., a Delaware corporation (the "Company"), to secure for the Company and its stockholders the benefits arising from capital ownership by those key employees of the Company and its Subsidiaries (as defined below) who will be responsible for its future growth and continued success. The Plan will provide a means whereby such individuals may purchase shares of the Common Stock of the Company pursuant to options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Subsidiary" means each corporation of which the Company owns directly or indirectly at least 50% of the total combined voting power of all classes of stock entitled to vote.


      2. Administration. The authority to manage and control the operation and
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administration of the Plan shall be vested in a Committee (the "Committee")
consisting of 2 or more members of the Board of Directors of the Company, who shall be appointed by, and may be removed by, such Board. In the absence of any such appointment or removal, the Committee shall consist of the Compensation Committee of the Board of Directors. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.


      3. Participation. Subject to the terms and provisions of the Plan, the
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Committee shall determine and designate, from time to time, the key employees of the Company and its Subsidiaries to whom options are to be granted (the "Participants") and the number of shares to be optioned to each Participant.


      4. Shares Subject to the Plan. The shares of stock that may be subject to
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options under the Plan shall be shares of the Common Stock of the Company
("Shares"). Subject to the provisions of paragraph 12, the aggregate number of Shares for which options may be granted under the Plan shall not exceed 1,875,000 Shares. If, as to any number of Shares, any option granted pursuant to the Plan shall expire or terminate for any reason, such number of Shares shall again be available for grant under the Plan.


      5. Option Price. The price at which a Share may be purchased pursuant to
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the exercise of an option under the Plan shall be fixed by the Committee on the date the option is granted; provided, however, that the purchase price of a Share subject to an option shall not be less than the Fair Market Value (as defined below) of a Share on that date. Subject to the provisions of paragraph 12, for all purposes of the Plan the "Fair Market Value" of a Share as at any date means the fair value of such Share determined in accordance with procedures established by the Committee.


      6. Option Expiration Date. The "Expiration Date" with respect to an option
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or any portion thereof granted to a Participant under the Plan means the date established by the Committee at the time of the grant, but in no event later than the date which is ten years after the date on which the option is granted, and shall be subject to earlier termination as provided therein. All rights to purchase Shares pursuant to an option shall cease as of the option's Expiration Date. If the employment of a Participant who is an employee of the Company or of any of its Subsidiaries terminates for any reason, his option may not be exercised after the date of such cessation of



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employment, except to the extent the Committee permits exercise after such date, but in any case no later than the Expiration Date.


      7. Exercise of Options. Each option shall be exercisable at such time or
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times as shall be determined by the Committee at the time the option is granted or at such earlier times as the Committee shall subsequently determine. A Participant may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters. Contemporaneously with the delivery of such notice, the full purchase price of the Shares purchased pursuant to the exercise of a stock option, together with any required state or federal withholding taxes, shall be paid in cash, by tender of stock certificates in proper form for transfer to the Company representing Shares valued at the Fair Market Value of the stock on the preceding day, by any combination of the foregoing, or with any other consideration (including payment with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the option price in cash from the broker or dealer), provided that upon the exercise of an option requiring tax withholding, a Participant may make a written election to have Shares withheld by the Company from the Shares otherwise to be received. The number of Shares so withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be subject to guidelines established by the Committee.


      8. Compliance with Applicable Laws. Notwithstanding any other provision in
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the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares.


      9. Death of Participant. In the event of the death of a Participant, any
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options which the Participant was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of three months after the date of death. Any such exercise shall be by written notice thereof filed with the Chief Executive Officer of the Company at the Company's corporate headquarters prior to the option's Expiration Date.


      10. Transferability. Options under the Plan are not transferable except by
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will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Options may be exercised during the lifetime of the Participant only by the Participant, and after the death of the Participant, only as provided in paragraph 9. Notwithstanding the foregoing, the Committee may in the applicable award agreement evidencing an option granted under the Plan or at any time thereafter provide that options granted hereunder may be transferred without consideration by the Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to one or more of:

            (i) the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

            (ii) a trust solely for the benefit of the Participant and/or his or her Immediate Family; or

            (iii) a partnership or limited liability company the partners or shareholders of which are limited to the Participant and his or her Immediate Family members;




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      (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable award agreement evidencing the option.

      The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option if the Committee determines that such a registration statement is necessary or appropriate.


      11. Employment and Stockholder Status. The Plan does not constitute a
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contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The grant of an option under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered. If the redistribution of Shares is restricted pursuant to paragraph 8, certificates representing such Shares may bear a legend referring to such restrictions.


      12. Adjustments to Number of Shares Subject to the Plan and to Option
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Terms. Subject to the following provisions of this paragraph 12, in the event of
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any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made (i) in the number and kind of Shares subject to options outstanding or to be granted under the Plan, and (ii) in the annual limitation on options granted per Participant pursuant to paragraph 13. Any adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. Adjustments under this paragraph 12 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In no event shall the purchase price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.


      13. Annual Limitation on Options Granted Per Participant. During any
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calendar year, no Participant shall be granted an option or options to purchase more than 150,000 Shares, subject to the adjustment provisions of paragraph 12.


      14. Agreement with Company. At the time of a grant of an option, the
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Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.


      15. Term of Plan. Subject to the approval of the stockholders of the
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Company, the Plan shall be effective February 23, 1993. No options may be granted under the Plan after February 1, 2003.


      16. Amendment and Termination of Plan. Subject to any approval of the
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stockholders of the Company which may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall



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alter or impair any option previously granted under the Plan without the consent of the holder thereof.


                     AS AMENDED THROUGH APRIL 1, 1997